UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15d of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 9, 2009

WILMINGTON TRUST CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-14659	51-0328154

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Wilmington Trust Corporation
Rodney Square North
1100 North Market Street
Wilmington, Delaware	19890

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (302) 651-1000

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 230.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Executive Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers
At its meeting on April 9, 2009, the Board of Directors of Wilmington Trust Corporation (the “Corporation”) amended the Corporation’s 2009 Executive Incentive Plan and 2009 Long-Term Incentive Plan (each, a “Plan,” and collectively, the “Plans”) to:
•	Change the definition of the term “Change in Control” in each 2009 Plan to “30%” from “15%” each time that number is contained in that definition; and

•	Provide that the vesting of awards under each Plan triggered by a Change in Control would accelerate only following termination of a participant’s employment by his or her employer, or a material diminution of his or her duties, in either case within two years after a Change in Control.
The Plans are subject to approval of the Corporation’s shareholders at its Annual Shareholders’ Meeting on April 22, 2009. The amended 2009 Executive Incentive Plan is attached hereto as Exhibit A, and the amended 2009 Long-Term Incentive Plan is attached hereto as Exhibit B, and each is incorporated by reference herein.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WILMINGTON TRUST CORPORATION
Date: April 9, 2009	By:	/s/ Ted T. Cecala
		Name:	Ted T. Cecala
		Title:	Chairman of the Board and Chief Executive Officer (Authorized officer)

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